UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2018 annual shareholders meeting on May 15, 2018. Shareholders elected the eight nominees to the Board of Directors for one-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018 and approved the Company’s executive compensation programs. These were the only matters voted upon at the meeting. The voting results are set forth below.

1.  The eight nominees for election to the board of directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-votes
Dennis Bertolotti	25,236,481	331,677	864,120
Nicholas DeBenedictis	24,550,341	1,017,817	864,120
James Forese	25,382,713	185,445	864,120
Richard Glanton	25,175,625	392,533	864,120
Michael Lange	23,849,027	1,719,131	864,120
Manuel Stamatakis	24,557,900	1,010,258	864,120
Sotirios Vahaviolos	24,897,686	670,472	864,120
W. Curtis Weldon	25,175,745	392,413	864,120

2.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018 was ratified based upon the following votes:

Number of Votes
Votes for approval	26,414,989
Votes against	17,289
Abstentions	-0-

There were no broker non-votes for this item.

3. Advisory vote on the Company's executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	25,495,994
Votes against	70,124
Abstentions	2,040
Broker Non-votes	864,120

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 17, 2018	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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